EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-58048 of InfoSpace, Inc. of our report dated March 15, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the cumulative effect of changes in accounting principles), incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Seattle, Washington
April 1, 2002